                                                                    EXHIBIT 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-54796) of our report dated January 11, 2001, except as to Footnote 14, which is as of March 14, 2001 relating to the financial statements, which appears in ArQule's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             /s/ PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
April 30, 2001